CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-lA of our report dated June 25, 2015, relating to the financial statements and financial highlights of Toreador Core Fund, a series of the World Funds Trust, for the year ended April 30, 2015, and to the reference to our firm under the heading “Financial Highlights” in the Prospectus.

Cohen Fund Audit Services, Ltd.
Cleveland, Ohio
August 27, 2015

COHEN FUND AUDIT SERVICES, LTD. | CLEVELAND | MILWAUKEE | 216.649.1700	cohenfund.com

Registered with the Public Company Accounting Oversight Board.